UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 3, 2019

Date of Report (Date of earliest event reported)

Flex Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, 6th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2019, Flex Pharma, Inc., a Delaware corporation (“Flex”), Falcon Acquisition Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Flex (“Merger Sub”), and Salarius Pharmaceuticals, LLC, a Delaware limited liability company (“Salarius”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Salarius, with Salarius continuing as a wholly owned subsidiary of Flex and the surviving company of the merger (the “Merger”). The Merger and the receipt of Flex’s common stock (“Flex Common Stock”) by members of Salarius is intended to qualify for federal income tax purposes as an exchange of property for stock that satisfies the requirements of Section 351(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. The Merger Agreement (i) values Flex (“Flex’s Value”) at $10.5 million, subject to adjustment, on a dollar-for-dollar basis, based on Flex’s net cash balance at the closing of the Merger compared to a target net cash of $3.3 million, and (ii) values Salarius (“Salarius’ Value”) at $36.6 million, subject to adjustment, on a dollar-for-dollar basis, based on the sale of Series A Units pursuant to subscription agreements that Salarius entered into prior to the Merger Agreement compared to the target sale of $7.0 million of Series A Units.

Subject to the terms and conditions of the Merger Agreement, (i) at the closing of the Merger, each outstanding common unit, profits interest common unit and Series A Unit of Salarius will convert into the right to receive shares of Flex Common Stock (subject to the payment of cash in lieu of fractional shares and after giving effect to an anticipated reverse stock split of Flex Common Stock, as described below) at the conversion ratios described below; and (ii) at or prior to the closing of the Merger, Flex will pay a dividend of or distribute one right per share of Flex Common Stock to its stockholders of record as of a date and time determined by Flex’s board of directors, which right will entitle such stockholders to receive a warrant to purchase shares of Flex Common Stock (each a “Warrant”), as described below, six months and one day following the closing date of the Merger.

Under the conversion ratio formulae in the Merger Agreement, upon the closing of the Merger, on a pro forma basis and based upon the number of shares of Flex Common Stock to be issued in the Merger, current Flex stockholders will own approximately 19.9% of the combined company and current Salarius members will own approximately 80.1% of the combined company. For purposes of calculating the conversion ratios, the number of outstanding shares of Flex Common Stock immediately before the Merger takes into account the dilutive effect of approximately 849,610 shares of Flex Common Stock underlying options outstanding as of the date of the Merger Agreement that have an exercise price less than or equal to $1.35 per share of Flex Common Stock.

The Merger Agreement specifies that the Warrants will contain customary terms and conditions, provided that the Warrants (i) will have an exercise price per share of Flex Common Stock equal to the fair market value of a share of Flex Common Stock on the closing date of the Merger (such exercise price subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Flex Common Stock), (ii) will be immediately exercisable upon receipt, which receipt will be six months and one day following the closing date of the Merger, (iii) will be exercisable for five years after receipt, (iv) will be subject to a cashless exercise, at the option of Flex, under certain circumstances, and (v) will be exercisable, in the aggregate, with respect to that number of share of Flex Common Stock equal to the Warrant Aggregate Value (as defined in the Merger Agreement) divided by the value (determined using the Black-Scholes-Merton option pricing formula) of a warrant to purchase a share of Flex Common Stock on the closing date of the Merger. The Warrant Aggregate Value generally represents the difference between (i) Flex’s Value and (ii) the value of Flex Common Stock that current Flex stockholders will have in the combined entity. Accordingly, the Warrant Aggregate Value will be based in part on Flex’s net cash balance at the time of closing of the Merger and adjusted for the amount of additional financing consummated by Salarius at or before the closing of the Merger, as further described in the Merger Agreement.

In connection with the Merger, Flex intends to seek the approval of its stockholders to (i) issue shares of Flex Common Stock to Salarius members pursuant to the terms of the Merger Agreement, (ii) approve the change of control of Flex resulting from the Merger, (iii) amend Flex’s certificate of incorporation to effect a reverse stock split, which is intended to ensure that the listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market are satisfied, (iv) if requested by Salarius, amend Flex’s certificate of incorporation to increase the authorized shares of Flex Common Stock, (v) amend Flex’s certificate of incorporation to effect the name change of Flex, and (vi) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seek advisory approval of a proposal to the Flex stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to Flex’s named executed officers in connection with the completion of the Merger, if applicable (collectively, the “Flex Stockholder Matters”).

The Merger Agreement contains customary representations, warranties and covenants for similar transactions.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) the filing and effectiveness of a Registration Statement on Form S-4, (ii) approval by Salarius members, (iii) approval by Flex stockholders, (iv) listing of Flex Common Stock (including shares to be issued in the Merger) on the Nasdaq Capital Market or the Nasdaq Global Market, (v) Flex not being an issuer identified in Rule 144(i)(1)(i) of the Securities Act or a shell company as defined in Rule 12b-2 of the Exchange Act, and (vi) customary closing conditions.

In accordance with the terms of the Merger Agreement, (i) certain executive officers and directors of Salarius (solely in their respective capacities as Salarius members) holding approximately 35% of the outstanding Salarius units have entered into voting agreements with Flex and Salarius to vote all of their Salarius units in favor of adoption of the Merger Agreement (the “Salarius Voting Agreements”) and (ii) certain executive officers, directors and stockholders of Flex (solely in their respective capacities as Flex stockholders) holding approximately 0.5% of the outstanding Flex Common Stock have entered into voting agreements with Salarius and Flex to vote all of their shares of Flex Common Stock in favor of approval of the Flex Stockholder Matters (the “Flex Voting Agreements”, and together with the Salarius Voting Agreements, the “Voting Agreements”). The Voting Agreements include covenants with respect to the voting of such securities in favor of approving the transactions contemplated by the Merger Agreement and against any competing acquisition proposals. In addition, concurrently with the execution of the Merger Agreement, (i) certain executive officers and directors of Salarius and (ii) certain executive officers, directors and stockholders of Flex have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they accepted certain restrictions on transfers of shares of Flex Common Stock until 90 days after the closing of the Merger.

The Merger Agreement contains certain customary and other termination rights for both Flex and Salarius and generally provides that (i) upon termination of the Merger Agreement under specified circumstances, Flex may be required to pay Salarius a termination fee of $350,000 and/or reimburse Salarius’ expenses up to a maximum of $200,000 and (ii) upon termination of the Merger Agreement under specified circumstances, Salarius may be required to pay Flex a termination fee of $350,000 or $1,000,000 (depending on the circumstances).

At the effective time of the Merger, the Board of Directors of Flex is expected to consist of seven members, six of whom will be designated by Salarius and one of whom will be designated by Flex.

The foregoing summary of the Merger Agreement, the Voting Agreements and the Lock-up Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such documents, which are attached as exhibits to this Form 8-K. Such documents provide investors with information regarding their terms. The representations, warranties and covenants contained in such documents were made only for purposes of such documents and as of specific dates, were solely for the benefit of the parties to such documents, and are subject to limitations agreed upon by the parties to such documents. Moreover, the representations and warranties contained in such documents were made for the purpose of allocating contractual risk between the parties to such documents instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to such documents that differ from those applicable to investors generally. Investors (other than the parties to such documents) are not third-party beneficiaries under such documents and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Flex, Salarius or any of their respective subsidiaries or affiliates.

Item 7.01. Regulation FD.

Attached as Exhibit 99.1 is a copy of the joint press release issued by Flex and Salarius on January 4, 2019 announcing the execution of the Merger Agreement.

Attached as Exhibit 99.2 is a copy of the conference call script for a call to be held on January 4, 2019 to discuss the proposed Merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1 (1)	Agreement and Plan of Merger dated January 3, 2019 by and among Flex Pharma, Inc., Falcon Acquisition Sub, LLC, and Salarius Pharmaceuticals, LLC.

2.2 (2)	Voting Agreement between Salarius Pharmaceuticals, LLC, Flex Pharma, Inc. and William K. McVicar

2.3 (2)	Voting Agreement between Flex Pharma, Inc., Salarius Pharmaceuticals, LLC and David J. Arthur

2.4 (3)	Lock-up Agreement for the benefit of Salarius Pharmaceuticals, LLC executed by William K. McVicar

2.5 (3)	Lock-up Agreement for the benefit of Salarius Pharmaceuticals, LLC executed by David J. Arthur

99.1	Joint Press Release dated January 4, 2019 issued by Flex Pharma, Inc. and Salarius Pharmaceuticals, LLC

99.2	Conference Call Script for Call to be held on January 4, 2019

(1)

Certain schedules and exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Flex Pharma, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

(2)

The agreement is substantially identical in all material respects to other agreements that are otherwise required to be filed as exhibits, except as to the security holder and the securities subject to such agreement. In accordance with instruction no. 2 to Item 601 of Regulation S-K, the registrant has filed a copy of only one of such agreements, with a schedule identifying the other agreements omitted and setting forth the material details in which such agreements differ from the agreement that was filed. The registrant acknowledges that the Securities and Exchange Commission may at any time in its discretion require filing of copies of any agreement so omitted.

(3)

The agreement is substantially identical in all material respects to other agreements that are otherwise required to be filed as exhibits, except as to the counterparty. In accordance with instruction no. 2 to Item 601 of Regulation S-K, the registrant has filed a copy of only one of such agreements, with a schedule identifying the other agreements omitted and setting forth the material details in which such agreements differ from the agreement that was filed. The registrant acknowledges that the Securities and Exchange Commission may at any time in its discretion require filing of copies of any agreement so omitted.

Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed transaction, the expected ownership, management and board of directors of the combined company) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Flex intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect Flex’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to it and on assumptions it has made. Although Flex believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, it can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control.

Risks and uncertainties for Flex Pharma, Salarius and of the combined company include, but are not limited to: inability to complete the proposed transaction and other contemplated transactions; costs and potential litigation associated with the proposed transaction; failure or delay in obtaining required approvals by the SEC, Nasdaq or any other governmental or quasi-governmental entity necessary to consummate the proposed transaction, including its ability to file an effective registration statement in connection with the proposed transaction and other contemplated transactions, which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; failure to obtain the necessary stockholder and member approvals or to satisfy other conditions to the closing of the proposed transaction and the other contemplated transactions; a superior proposal being submitted to either party; failure to maintain the combined company’s management team or board of directors; and other risks and uncertainties detailed in the risk factors section of Flex Pharma’s Form 10-K and Forms 10-Q filed with the SEC, as well as other filings Flex Pharma makes with the SEC from time-to-time. Many of these factors that will determine actual results are beyond Flex Pharma’s, Salarius’ or the combined company’s ability to control or predict. Flex Pharma disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Flex Pharma will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 containing a proxy statement/prospectus/information statement. Flex Pharma will mail the proxy statement/prospectus/information statement to Flex Pharma stockholders and members of Salarius, and the securities may not be sold or exchanged until the registration statement becomes effective. FLEX PHARMA URGES INVESTORS AND EQUITYHOLDERS OF FLEX PHARMA AND SALARIUS TO READ THE PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX PHARMA, SALARIUS AND THE PROPOSED TRANSACTION. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus/information statement or any other documents that Flex Pharma may file with the SEC or send to Flex Pharma or Salarius equityholders in connection with the proposed transaction. Before making any voting decision, investors and equityholders are urged to read the registration statement, proxy statement/prospectus/information statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

You may obtain free copies of the registration statement, proxy statement/prospectus/information statement and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC, www.sec.gov. Once they are filed, copies of the registration statement and proxy statement/prospectus will be available free of charge on Flex Pharma’s website at www.flex-pharma.com or by contacting John McCabe at JMcCabe@Flex-Pharma.com.

Participants in Solicitation

Flex Pharma, Salarius and their respective directors or managers and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Flex Pharma common stock in connection with the proposed transaction. Information about Flex Pharma’s directors and executive officers is set forth in Flex Pharma’s Annual Report on Form 10-K for the period ended December 31, 2017, which was filed with the SEC on March 8, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 23, 2018. Other information regarding the interests of such individuals, as well as information regarding Salarius’ managers and executive officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the proxy statement/prospectus/information statement, which will be included in Flex Pharma’s registration statement when it is filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities in connection with the merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: January 4, 2019

	By:	/s/ John McCabe
John McCabe
Chief Financial Officer